CUSIP NO. 00635P107             Schedule 13G                     Page  24 of 24


                                                                     EXHIBIT 3
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                               POWER OF ATTORNEY

KNOW ALL BY THESE PRESENTS, that I, FRANK H. PEARL, hereby make, constitute and appoint RODD MACKLIN as my agent and attorney-in-fact for the purpose of executing in my name, (a) in my personal capacity or (b) in my capacity as Chairman of, member of or in other capacities with Perseus LLC ("PERSEUS") and each of its affiliates or entities advised by me or Perseus, all documents, certificates, instruments, statements, filings and agreements ("DOCUMENTS") to be filed with or delivered to any foreign or domestic governmental or regulatory body or required or requested by any other person or entity pursuant to any legal or regulatory requirement relating to the acquisition, ownership, management or disposition of securities, futures contracts, or other investments, and any other documents relating or ancillary thereto, including but not limited to, all documents relating to filings with the Commodities Futures Trading Commission and National Futures Association, the United States Securities and Exchange Commission (the "SEC") pursuant to the Commodities Exchange Act and the Securities Act of 1933 or the Securities Exchange Act of 1934 (the "Act") and the rules and regulations promulgated thereunder, including all documents relating to the beneficial ownership of securities required to be filed with the SEC pursuant to Section 13(d) or
Section 16(a) of the Act and information statements on Form 13F required to be filed with the SEC pursuant to Section 13(f) of the Act.

All past acts of the attorney-in-fact in furtherance of the foregoing are hereby ratified and confirmed.

This power of attorney shall be valid from the date hereof until revoked by me.

IN WITNESS WHEREOF, I have executed this instrument as of the 9th day of April, 2003.


                                    /s/ Frank H. Pearl
                                    ---------------------------
                                    FRANK H. PEARL